Employment Agreement This Employment Agreement (this “Agreement”) is dated as of August 27, 2023 (the “Effective Date”), and is made by and between Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), and Sumeet Puri (the “Employee”) W i t n e s s e t h: WHEREAS, the Company is a publicly-traded entity whose common stock is listed on The Nasdaq Capital Market (“Nasdaq”); WHEREAS, the Company desires to continue to employ the Employee as of the Company on the terms and conditions set forth in this Agreement, and the Employee desires to be so employed, in each case, on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the Company and the Employee hereby agree as follows: 1. Agreement to Employ; No Conflicts Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment by the Company. The Employee represents and warrants that (a) The Employee is entering into this Agreement voluntarily, and that the Employee’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by the Employee of any agreement to which the Employee is a party or by which the Employee may be bound; (b) the Employee has not violated, and in connection with the Employee’s employment with the Company will not violate, any non-competition, non-solicitation or other similar covenant or agreement by which the Employee is or may be bound; and (c) in connection with the Employee’s employment by the Company, the Employee will not use any confidential or proprietary information the Employee may have obtained in connection with the Employee’s services to any prior employer. 2. Term; Position and Responsibilities (a) Term. The Company shall employ the Employee for a term commencing September 5, 2023 (the “Commencement Date”) and continuing until the Employee’s employment terminates pursuant to Section 7. The period during which the Employee is employed pursuant to this Agreement shall be referred to as the “Employment Period”. Position and Responsibilities. During the Employment Period, the Employee shall serve as the Chief Accounting Officer of the Company, reporting to the Chief Financial Officer of the Company (the “CFO”). The Employee shall have such duties and responsibilities as are customarily assigned to individuals serving in such positions, and such other duties consistent with the Employee’s position as the CFO specifies from time to time. The Employee’s principal place of employment shall be in Turtle Creek, Pennsylvania and this is a full-time onsite role.

2 (b) The Employee shall be required to be onsite in Turtle Creek location at the Employee’s expense. The Company will reimburse the Employee for the first 4 weeks of hotel accommodation expenses incurred in Pittsburgh, PA. The Employee can claim this reimbursement in accordance with the Company’s expense policy. The Employee shall devote all the skills, knowledge, and business time to the conscientious performance of such duties and responsibilities, except for vacation time (as set forth in Section 6(b)), absence for sickness or similar disability, and time spent performing services for any charitable, religious or community organizations, so long as such services do not materially interfere with the performance of the Employee’s duties hereunder. 3. Base Salary As compensation for the services to be performed by the Employee during the Employment Period, the Company shall pay the Employee a base salary at an annualized rate of $300,000.00, payable in accordance with the Company’s standard payroll practices. The amount of the Base Salary (as defined below) will be reviewed by the Board of Directors of the Company, or a committee thereof (the “Board”) annually during the Employment Period, which may increase (but not decrease except in accordance with Section 7(c)(iii)(C)) the Employee’s Base Salary in its sole discretion at that time. The annual base salary payable to the Employee under this Section 3 shall hereinafter be referred to as the “Base Salary”. 4. Incentive Compensation (a) Signing Bonus. The Company shall pay E m p l o y e e a lump sum cash signing bonus of $50,000.00 on the 6 month anniversary of the Effective Date; provided that, prior to such date, (i) Employees does not terminate their employment voluntarily, or (ii) the Company does not terminate Employee for Cause (as defined below). (b) Annual Cash Bonus. Except as otherwise expressly set forth in Section 7(f)(i)(B)(II) below, for each full calendar year of the Company that ends during the Employment Period, the Employee shall be eligible to participate in the annual bonus plan established and approved by the Board (or applicable committee thereof) (the “Bonus Plan”) on the terms and conditions set forth therein, with a target annual bonus opportunity of 40% of Base Salary. (c) Equity Compensation. Subject to approval by the Board (or applicable committee thereof) and The Employee’s commencement of employment on the Commencement Date, the Company will grant to the Employee 205,000 Restricted Stock Units (as defined in the Company’s 2020 Incentive Plan, as amended from time to time (the “Plan”)), on the Commencement Date (the “Date of Grant”). All Restricted Stock Units shall (i) be issued in accordance with the Plan, (ii) be evidenced by and subject to an award agreement entered into by the Employee and the Company, and (iii) vest as to (A) one-third of the Restricted Stock Units on the first anniversary of the Date of Grant (or, if earlier, upon a Change in Control (as defined in the Plan)), (B) one-third of the Restricted Stock Units on the second anniversary of the Date of Grant (or, if earlier, upon a Change in Control), and (C) one-third of the Restricted Stock Units on the third anniversary of the Date of Grant (or, if earlier, upon a Change in Control), in each case, subject to the Employee’s continued employment through the applicable vesting date (except as provided below).

3 Subject to approval by the Board (or applicable committee thereof) the Employee will be eligible for long-term incentive grants commensurate with their position commencing with grants to other senior executives in 2024. 5. Employee Benefits During the Employment Period, the Employee (and, to the extent eligible, the Employee’s dependents and beneficiaries) shall be entitled to participate in any defined contribution plan, any insurance program and any medical and other health benefit plan, in each case, sponsored by the Company for its employees on terms and conditions set forth in such programs and plans (as amended from time to time). 6. Expenses; Vacation (a) Business Travel, Lodging, etc. The Company shall reimburse the Employee for reasonable business, travel, lodging, meal and other reasonable expenses incurred by the Employee in connection with the Employee’s performance of services hereunder applicable to its senior level employees as in in accordance with the Company’s expense policy effect from time to time. (b) Vacation. During the Employment Period, The Employee shall be entitled to paid personal time off in accordance with the Company’s paid personal time off policy applicable to its employees as in effect from time to time. 7. Termination of Employment (a) Termination Due to Death or Disability. During the Employment Period, The Employee’s employment shall automatically terminate in the event of the Employee’s death and may be terminated by the Company due to the Employee’s Disability (as defined below). For the purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by the Employee of the Employee’s essential duties under this Agreement for a continuous period of 180 days or longer, or for 360 days or more in any 24-month period; provided, that, the Company will comply with all obligations to provide reasonable accommodation of any disability of the Employee consistent with applicable law. (b) Termination by the Company. During the Employment Period, the Company may terminate the Employee’s employment with the Company with or without Cause. For purposes of this Agreement, “Cause” shall mean (i) any failure by the Employee to perform Employee’s material duties hereunder (other than any such breach or failure due to the Employee’s physical or mental illness or legally protected leave of absence); (ii) any failure by the Employee to cooperate, if reasonably requested by the Company, with any investigation or inquiry into the Employee’s or the Company’s business practices, whether internal or external, including, but not limited to, the Employee’s refusal to be deposed or to provide truthful testimony at any trial or inquiry that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (iii) The Employee engaging in fraud, willful misconduct, gross negligence or dishonesty that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (iv) any breach by the Employee of any fiduciary duty owed to the Company or any of its affiliates that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (v) The Employee’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony; or (vi) any material breach by the Employee of any of the

4 Employee’s obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; provided, that, for each of subparts (i), (ii), (iv), and (vi) above, the Company will provide the Employee with (x) written notice specifying such alleged failure or breach and (y) 60 days to cure. (c) Termination by The Employee. During the Employment Period, the Employee may terminate the Employee’s employment with the Company with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean a termination by the Employee of the Employee’s employment hereunder if (i) any of the following events occur without the Employee’s consent, (ii) within 90 days after the Employee learns of the occurrence of such event, the Employee notifies the Company in writing that such event has occurred describing such event in reasonable detail and demanding cure, and (iii) such event is not cured within 30 days after the Employee so notifies the Company: (A) a material diminution in the Employee’s authority, duties or responsibilities that the Employee has on the date hereof, (B) a material adverse change in the reporting structure applicable to the Employee, (C) a material reduction in the rate of Base Salary or the target bonus opportunity, other than in connection with an across the board reduction of the base salaries or target bonus opportunities, respectively, of senior employees of the Company generally, (D) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law, or (F) any material breach by the Company of any of its material obligations hereunder. (d) Notice of Termination. Any termination of the Employee’s employment by the Company pursuant to Section 7(a) (other than in the event of the Employee’s death), or Section 7(b), or by the Employee pursuant to Section 7(c), shall be communicated by a written Notice of Termination addressed to the other party to this Agreement. A “Notice of Termination” shall mean a notice stating that the Employee’s employment with the Company has been or will be terminated. (e) Date of Termination. As used in this Agreement, the term “Date of Termination” shall mean (i) if the Employee’s employment is terminated by the Employee’s death, the date of the Employee’s death; (ii) if the Employee’s employment is terminated by the Company pursuant to Section 7(a) due to the Employee’s Disability, 30 days after the date on which the Notice of Termination is given; provided, that, if the Employee shall have returned to the performance of the Employee’s duties on a full-time basis during such 30-day period, such Notice of Termination shall be of no force or effect; (iii) if the Employee’s employment is terminated by the Company for Cause or by the Employee for Good Reason, the date any applicable cure period expires (and, if there is no applicable cure period, the date specified in the Notice of Termination); provided, that if a party is entitled to cure the nature of such termination and so cures prior to the expiration of the applicable cure period, the Notice of Termination provided to such curing party shall be of no force or effect; and (iv) if the Employee’s employment is terminated for any other reason, the date specified in the Notice of Termination (which shall be 60 days after the date of such notice) and, if no such notice is given, 60 days after the date of termination of employment; provided, that, if notice of less than 60 days is provided, the Company will provide the Employee with full pay and benefits in lieu of notice for an amount of time equal to (A) such 60-day period, less (B) the actual

5 number of days’ notice provided to the Employee. (f) Payments Upon Certain Terminations. (i) Termination Without Cause or for Good Reason. If (A) the Company shall terminate the Employee’s employment without Cause as set forth in Section 7(b) or (B) the Employee shall terminate the Employee’s employment for Good Reason as set forth in Section 7(c), in each case, during the Employment Period, the Company shall pay or provide to The Employee: (A) any accrued and unpaid Base Salary and vacation earned through the Date of Termination (including any pay in lieu of notice), which shall be paid on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day); plus (B) as liquidated damages in respect of claims based on provisions of this Agreement and provided that the Employee executes and delivers (and does not revoke) a general release of all claims in the form attached as Exhibit A hereto within 60 days following the Date of Termination: (I) six months’ Base Salary which shall be paid in periodic installments on the Company’s regular payroll dates, beginning with the next payroll date immediately following the expiration of the 60th day following the Date of Termination; plus (II) if the applicable performance targets have been achieved in accordance with the Bonus Plan for the year of termination (as determined by the Board (or applicable committee thereof) following the end of such year), a prorated bonus under the Bonus Plan for the year of termination in an amount equal to (A) the bonus The Employee would have otherwise received under the Bonus Plan for the year of termination, multiplied by (B) a fraction, the numerator of which is the number of days The Employee was employed by the Company during such calendar year and the denominator of which is 365, payable in accordance with the Bonus Plan; plus (III) full vesting of all equity awards (other than any awards subject to performance-based vesting), including, without limitation, the Restricted Stock Units granted pursuant to Section 4(b) above, in each case, to the extent not yet vested (collectively, Section 7(f)(i)(B)(I) through (III), the “Severance”). (ii) Termination for Any Other Reason. If the Employee’s employment is terminated for any reason other than those specified in Section 7(f)(i) during the Employment Period, the Company shall pay the Employee on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day), any accrued and unpaid Base Salary and vacation earned through the Date of Termination. (iii) Effect of Termination on Other Plans and Programs. In the event that the Employee’s employment with the Company is terminated for any reason, the Employee shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company in which the Employee was a participant immediately

6 prior to the Date of Termination in accordance with the terms thereof; provided, that, if the Employee’s employment is terminated without Cause or for Good Reason, the Employee shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any severance or incentive compensation and the provisions of this Section 7 shall supersede the provisions of any such plan, policy, program or practice. (g) Resignation Upon Termination. Effective as of the date of the Employee’s termination of employment with the Company, the Employee shall resign, in writing, from all positions then held by the Employee with the Company and its affiliates unless otherwise requested by the Company and agreed to by the Employee. (h) Cessation of Professional Activity. Upon delivery of a Notice of Termination by any party or a notice pursuant to Section 2(a), the Company may relieve the Employee of the Employee’s responsibilities described in Section 2(b) and require the Employee to immediately cease all professional activity on behalf of the Company, in any such case, without such suspension or cessation constituting a termination by the Company without Cause or providing the Employee with grounds to terminate the Employee’s employment for Good Reason. 8. Restrictive Covenants (a) Unauthorized Disclosure. During the Employment Period and following any termination thereof, without the prior written consent of a duly authorized representative of the Company except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event, the Employee shall use the Employee’s best efforts to consult with the Company prior to responding to any such order or subpoena, and except as authorized in performance of The Employee’s duties hereunder, the Employee shall not use or disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, marketing plans, management organization information (including, but not limited to, data and other information relating to the Company or any subsidiary thereof (the “Company Group”), or to the members of the boards of directors of the Company Group, or to the management of the Company Group), operating policies or manuals, business plans, financial records, or other financial, commercial, business or technical information (i) relating to the Company Group or (ii) that the Company Group may receive belonging to customers or others who do business with the Company Group (collectively, “Confidential Information”) to any third Person (defined below) unless such Confidential Information has been previously disclosed to the public generally or is in the public domain (in each case, other than by reason of the Employee’s breach of this Section 8(a)). (b) Non-Competition. During the period beginning on the date hereof and ending twelve months after the termination of the Employee’s employment with the Company (the “Restriction Period”), the Employee shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the Business (as defined below) of the Company Group in any jurisdiction in which the Company Group is engaged at the time of The Employee’s termination of employment. For purposes of this Agreement, “Business” means the development and manufacture of energy storage products and solutions, including, without limitation, grid-scale energy storage, DC battery systems, applications in commercial and industrial, micro grid,

7 telecom, military, renewables, and residential markets, and the provision of services related thereto. (c) Non-Solicitation of Employees. During the Restriction Period, the Employee shall not, directly or indirectly, for the Employee’s own account or for the account of any other natural person, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity (each, a “Person”) in any jurisdiction in which the Company has commenced or has documented plans, as of the termination of the Employee’s employment with the Company, to commence operations during the Employment Period, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company Group with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company Group at any time (a) during the Employment Period, in the case of such prohibited activity occurring during such time, or (b) during the twelve month period preceding such prohibited activity, in the case of such prohibited activity occurring during the Restriction Period but after the date of the Employee’s termination of employment with the Company, in each case, other than any such solicitation or employment on behalf of or at the request of the Company Group during the Employment Period; or (ii) induce any employee of the Company Group to engage in any activity which the Employee is prohibited from engaging in under any of this Section 8 or to terminate such employee’s employment with the Company. (d) Non-Solicitation of Business Relationships. During the Restriction Period, the Employee shall not, directly or indirectly, for the Employee’s own account or for the account of any other Person, in any jurisdiction in which the Company Group has commenced or has made plans to commence operations, solicit, interfere with, or otherwise attempt to establish any business relationship of a nature that is competitive with the Business or relationship of the Company Group with any Person throughout the world which is or was a customer, client, distributor, supplier or vendor of the Business of the Company Group (x) at any time during the Employment Period (in the case of such prohibited activity occurring during such time) or (y) during the twelve month period preceding such prohibited activity (in the case of such prohibited activity occurring during the Restriction Period but after the date of the Employee’s termination of employment with the Company), other than any such activity on behalf of or at the request of the Company Group during the Employment Period. (e) Works for Hire. (i) Generally. The Employee agrees that the Company shall own all right, title and interest (including, but not limited to, patent rights, copyrights, trade secret rights and other rights throughout the world) in any inventions, works of authorship, ideas or information made or conceived or reduced to practice, in whole or in part, by the Employee (either alone or with others) during the Employment Period (collectively “Developments”); provided, however, that the Company shall not own Developments for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which were developed entirely on the Employee’s time, and (A) which do not relate (I) to the business of the Company Group or (II) to the actual or demonstrably anticipated research or development of the Company Group, and (B) which do not result from any work performed by the Employee for the Company.

8 (ii) Disclosure; Assignment. Subject to Section 8(e)(i), the Employee will promptly and fully disclose to the Company, or any persons designated by it, any and all Developments made or conceived or reduced to practice or learned by the Employee, either alone or jointly with others during the Employment Period. The Employee hereby assigns all right, title and interest in and to any and all of these Developments to the Company. The Employee shall further assist the Company, at the Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. The Employee hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on the Employee’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Employee. (iii) Copyright Act; Moral Rights. In addition, and not in contravention of Section 8(e)(i) or Section 8(e)(ii), the Employee acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USC §101). To the extent allowed by law, this Section 8(e) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent The Employee retains any such Moral Rights under applicable law, the Employee hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement with respect to such Moral Rights, in each case, to the full extent of such applicable law. The Employee will confirm any such waivers and consents from time to time as requested by the Company. (iv) Authorized Disclosure. Section 1833(b) of Title 18 of the United States Code states “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (b) solely for the purposes of reporting or investigating a suspended violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Company and the Employee have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Company and the Employee also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with Section 1833(b) of Title 18 of the United States Code or create liability for disclosures of trade secrets that are expressly allowed by Section 1833(b) of Title 18 of the United States Code. (f) Mutual Nondisparagement. The Employee agrees that the Employee shall neither, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way the Company Group, or any of their personnel, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company Group, or the reputation of the Company Group, in each case, except to the extent required by law, and then only after consultation with the Company to the extent possible, or to enforce the terms of this Agreement. The Company agrees that it shall not, and the Company agrees that is shall instruct its senior the Employees and officers to not, directly

9 or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way the Employee, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Employee, or the reputation of the Employee, in each case, (i) except to the extent required by law, and then only after consultation with the Employee to the extent possible, (ii) to enforce the terms of this Agreement, or (iii) from discussing the Employee in connection with normal performance evaluations. (g) Return of Documents. In the event of the termination of the Employee’s employment, the Employee shall promptly deliver to the Company (i) all property of the Company Group then in the Employee’s possession; and (ii) all documents and data of any nature and in whatever medium of the Company Group, and the Employee shall not take with the Employee any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information. (h) Confidentiality of Agreement; Governmental Agency Exception. The parties to this Agreement agree not to disclose its terms to any Person, other than their attorneys, accountants, financial advisors or, in the Employee’s case, members of the Employee’s immediate family or, in the Company’s case, for any reasonable purpose that is reasonably related to its business operations; provided, that this Section 8(h) shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, this Agreement does not limit the Employee’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company or its affiliates. This Agreement does not limit the Employee’s right to receive an award for information provided to any government agencies. 9. Certain Acknowledgments The Employee acknowledges and agrees that the Employee will have a prominent role in the development of the goodwill of the Company Group, and has and will establish and develop relations and contacts with the principal business relationships of the Company Group in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by the Employee to compete unfairly with, the Company Group and that (i) in the course of the Employee’s employment with the Company, the Employee will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company Group in the United States of America and the rest of the world that could be used to compete unfairly with the Company Group; (ii) the covenants and restrictions contained in Section 8 are intended to protect the legitimate interests of the Company Group in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) The Employee desires to be bound by such covenants and restrictions. 10. Entire Agreement This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof, and supersedes all undertakings and agreements, whether

10 oral or in writing, previously entered into by the Company and the Employee with respect thereto. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms and the Original Agreement) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with the Employee by any other person) are merged herein and superseded hereby. 11. General Provisions (a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of the Employee and the Employee’s heirs, executors, administrators, and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 11(a). The Company may affect such an assignment without prior written approval of the Employee upon the transfer of all or substantially all of its business and/or assets (by whatever means). (b) Governing Law; Waiver of Jury Trial. (i) Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of Pennsylvania, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of Pennsylvania and the federal courts of the United States of America located in Pennsylvania solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. (ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (B) each such party understands and has considered the implications of this waiver; and (C) each such party makes this waiver voluntarily.

11 (c) Taxes. All amounts payable and benefits provided hereunder shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign laws and regulations. (d) Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a Person authorized by the Company and is agreed to in writing by the Employee and, in the case of any such modification, waiver or discharge affecting the rights or obligations of the Company, is approved by a Person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. (e) Legal Advice; Severability; Blue Pencil. The Employee acknowledges that The Employee has been advised to seek independent legal counsel for advice regarding the effect of the provisions of this Agreement, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. The Employee and the Company agree that the covenants contained in Section 8 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. (f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (A) in writing; (B) delivered personally, by facsimile, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (C) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (D) if so mailed or delivered by courier service, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof): (I) If to the Company: Eos Energy Enterprises, Inc. 3920 Park Avenue Edison, NJ 08820 Attn: Department of People Email: rdesasi@eose.com and legal@eose.com

12 (II) If to The Employee, at The Employee’s residential address as currently on file with the Company. (g) Survival. The Company and the Employee hereby agree that certain provisions of this Agreement, including, but not limited to, Sections 8, 9, 10 and 11, shall survive the expiration of the Employment Period in accordance with their terms. (h) Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other party may reasonably request from time to time, to effectuate the provisions and purpose of this Agreement. (i) Section 409A. (i) The parties intend that any amounts payable hereunder comply with or are exempt from Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) (including under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exceptions under subparagraph (iii) and subparagraph (v)(D)) and other applicable provisions of Treasury Regulation §§ 1.409A-1 through A-6). For purposes of Section 409A, each of the payments that may be made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. This Agreement shall be administered, interpreted and construed in a manner that does not result in the imposition of additional taxes, penalties or interest under Section 409A. The Company and the Employee agree to negotiate in good faith to make amendments to the Agreement, as the parties mutually agree are necessary or desirable to avoid the imposition of taxes, penalties or interest under Section 409A. Neither the Company nor the Employee shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. With respect to the time of payments of any amounts under the Agreement that are “deferred compensation” subject to Section 409A, references in the Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to The Employee hereunder shall be exempt from Section 409A. Notwithstanding the foregoing, if any expense reimbursement made hereunder shall be determined to be “deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification payment or expense reimbursement during one taxable year shall not affect the amount of the expense reimbursement during any other taxable year, (b) the expense reimbursement shall be made on or before the last day of The Employee’s taxable year following the year in which the expense was incurred and (c) the right to expense reimbursement hereunder shall not be subject to liquidation or exchange for another benefit. (ii) In the event that the Employee is a “specified employee” (as described in Section 409A), and any payment or benefit payable pursuant to this Agreement constitutes deferred compensation subject to the six-month delay requirement described in Section 409A(2)(b), then no such payment or benefit shall be made before six months after The Employee’s “separation from service” (as described in Section 409A) (or, if earlier, the date of the Employee’s death). Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single

13 lump sum at the end of such required delay period in order to catch up to the original payment schedule. (iii) The parties hereto intend that the Severance payments up to two times the dollar limit in effect under Section 401(a)(17) of the Code for the year in which the Employee’s “separation from service” (as described in Section 409A) occurs shall be exempt from Section 409A to the extent permitted under Treasury Regulation Section 1.409A-1(b)(9)(iii) (the “two- times/two-year” exemption). In determining which installments of Severance are taken into account in applying the two-times/two-year exemption, any other exemptions from Section 409A (including, the short-term deferral exception, if applicable) shall be taken into account first and the immediately following installments shall then be applied toward the two-times/two-year exception (up to the applicable dollar limit). (j) Section 280G. (i) Notwithstanding anything to the contrary contained in this Agreement or otherwise, to the extent that any payment, distribution or acceleration of vesting to or for the benefit of the Employee by the Company (within the meaning of Section 280G of the Code and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), is or will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced (but not below zero) to the Safe Harbor Amount (as defined below) if and to the extent that a reduction in the Total Payments would result in the Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income and employment taxes and the Excise Tax), than if the Employee received the entire amount of such Total Payments in accordance with their existing terms (taking into account federal, state, and local income and employment taxes and the Excise Tax). For purposes of this Agreement, the term “Safe Harbor Amount” means the largest portion of the Total Payments that would result in no portion of the Total Payments being subject to the Excise Tax. To effectuate the foregoing, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are payable in cash and then by reducing or eliminating non-cash payments, in each case, starting with the payments to be made farthest in time from the Determination (as defined below). (ii) The determination of whether the Total Payments shall be reduced as provided in Section 11(j)(i) and the amount of such reduction shall be made at the Company’s expense by an accounting firm selected by Company from among the 10 largest accounting firms in the United States or by qualified independent tax counsel (the “Determining Party”); provided, that the Employee shall be given advance notice of the Determining Party selected by the Company, and shall have the opportunity to reject the selection, within two business days of being notified of the selection, on the basis of that Determining Party’s having a conflict of interest or other reasonable basis, in which case the Company shall select an alternative auditing firm among the 10 largest accounting firms in the United States or alternative independent qualified tax counsel, which shall become the Determining Party. Such Determining Party shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and the Employee, within 10 business days of the termination of the Employee’s employment or at such other time mutually agreed by the Company and the

14 Employee. If the Determining Party determines that no Excise Tax is payable by the Employee with respect to the Total Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and the Employee. If the Determining Party determines that an Excise Tax would be payable, the Company shall have the right to accept the Determination as to the extent of the reduction, if any, pursuant to Section 11(j)(i), or to have such Determination reviewed by another accounting firm selected by the Company, at the Company’s expense. If the two accounting firms do not agree, a third accounting firm shall be jointly chosen by the Employee and the Company, in which case the determination of such third accounting firm shall be binding, final and conclusive upon the Company and the Employee. (iii) If, notwithstanding any reduction described in this Section 11(j)(iii), the Internal Revenue Service (“IRS”) determines that the Employee is liable for the Excise Tax as a result of the receipt of any of the Total Payments or otherwise, then the Employee shall be obligated to pay back to the Company, within 30 calendar days after a final IRS determination or in the event that the Employee challenges the final IRS determination, a final judicial determination, a portion of the Total Payments equal to the “Repayment Amount”. The “Repayment Amount” with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Employee’s net after-tax proceeds with respect to the Total Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount shall be zero if a Repayment Amount of more than zero would not result in the Employee’s net after-tax proceeds with respect to the Total Payments being maximized. If the Excise Tax is not eliminated pursuant to this Section 11(j)(iii), the Employee shall pay the Excise Tax. (iv) Notwithstanding any other provision of this Section 11(j), if (i) there is a reduction in the Total Payments as described in this Section 11(j), (ii) the IRS later determines that the Employee is liable for the Excise Tax, the payment of which would result in the maximization of the Employee’s net after-tax proceeds (calculated as if the Employee’s benefits had not previously been reduced), and (iii) the Employee pays the Excise Tax, then the Company shall pay to the Employee those payments or benefits which were reduced pursuant to this Section 11(j) as soon as administratively possible after the Employee pays the Excise Tax (but not later than March 15 following the calendar year of the IRS determination) so that the Employee’s net after-tax proceeds with respect to the Total Payments are maximized. (v) If, following a reduction of the Total Payments pursuant to Section 11(j)(i), the Determining Party or a court of competent jurisdiction determines that the Total Payments were reduced to a greater extent than required under Section 11(j), then the Company shall as soon as administratively possible (but not later than by March 15 following the calendar year of such determination) pay the amount of such excess reduction to or for the benefit of The Employee, together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code), from the date the amount would have otherwise been paid to the Employee until the payment date. (vi) To the extent requested by the Employee, the Company shall cooperate with the Employee in good faith in valuing, and the Determining Party shall take into account the value

15 of, services provided or to be provided by the Employee (including, without limitation, the Employee’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code. (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy or “PDF” of this Agreement as a fully binding original. (l) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof. -- Signature page follows --

IN WITNESS WHEREOF, the Company has duly executed this Agreement by their authorized representatives, and the Employee has hereunto set the Employee’s hand, in each case effective as of the Commencement Date. EOS ENERGY ENTERPRISES, INC. By:__________________________________ Name: Joe Mastrangelo Title: Chief Executive Officer EMPLOYEE _____________________________________ Name: Sumeet Puri [Signature Page to Eos Energy Enterprises, Inc. - Employment Agreement]

Exhibit A Form of Release Agreement This release agreement (this “Release Agreement”) is dated as of [ ], 20 and is entered into by Eos Energy Enterprises, Inc. (the “Company”) and [NAME OF CANDIDATE] (“you” or “your”) in connection with the termination of your employment with the Company. 1. General Release (a) You, on behalf of yourself and your family, agents, representatives, heirs, executors, trustees, administrators, attorneys, successors and assigns (the “Releasors”), hereby irrevocably and unconditionally release, settle, cancel, acquit, discharge and acknowledge to be fully satisfied, and covenant not to sue the Company and each of its respective past and/or present parents, subsidiaries, affiliates, successors and assigns, and each of their respective predecessors, and past and/or present directors, managers, officers, employees, agents or other representatives, and employee benefit plans of the Company or its affiliates, including, but not limited to, trustees and administrators of these plans, in each case, in their individual and/or representative capacities (collectively, the “Releasees”) from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, promises, obligations, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, and hereby waive any and all rights that he, she or it may have, from the beginning of time up to and including the time of signing this Release Agreement, or that otherwise may exist or may arise in respect of your employment or separation from employment with the Company, or is in any way connected with or related to any applicable compensatory or benefit plan, program, policy or arrangement, including, but not limited to, any claims arising under any United States federal, state or local laws or any applicable laws of any other country, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended, and any and all other United States federal, state or local regulations, ordinances or public policies, any common law or equity claims and any applicable laws of any other country, or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of its affiliates and yourself, now or hereafter recognized, including claims for wrongful discharge, slander and defamation, as well as all claims for counsel fees and costs; provided, that such released claims shall not (i) include any claims to enforce your rights under, or with respect to, this Release Agreement or the severance payments and benefits to be provided under Section 7(f)(i) of your Employment Agreement, dated as of [DATE], by and between you and the Company (the “Employment Agreement”), (ii) include any claims that may arise after the date on which you or the Company signs this Release Agreement, (iii) include any claims that cannot be waived as a matter of law, (iv) include any claims for vested employee benefits, (v) include any right to exercise options or other equity awarded under the Company’s 2020 Incentive Plan, as amended from time to time, or (v) be considered a waiver of or otherwise limit your rights in your capacity as an officer of the Company to indemnification, exculpation, or liability or advancement of expenses under the Company’s governing documents or benefits under any directors or officers insurance policy maintained by the Company (the foregoing sub-clauses (i) through (iv) shall collectively be referred to as the “Retained Claims”). (b) The Releasors agree not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against any of the Releasees hereto for any matter or circumstance concerning which the Releasors have released the Releasees under this Release Agreement. Further, the Releasors agree not to encourage any other person or suggest to any other person that he, she or it institute any legal action against the Releasees. Notwithstanding the foregoing or any other provision of this Release Agreement, nothing in this Release Agreement shall be construed to prohibit the Employee from (i) complying with a subpoena with regard to an investigation conducted by the appropriate local, state, or federal agency; (ii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which The Employee is entitled; (iii) seeking recourse through a government agency exercising rights that are not allowed to be released by applicable law, including the filing of an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, provided that, the Employee acknowledges and agrees that, by virtue of this Agreement, the Employee has waived any available relief (including, but not limited to, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement; (iv) asserting claims for wages, bonuses, vacation and sick pay that become due after the date of this Agreement; or (v) asserting claims for breach of this Release Agreement. Nothing contained in this Release Agreement, however, waives or releases the Employee’s right to receive a monetary award from the Securities Exchange Commission (“SEC”) or the Commodity Futures Trading Commission (“CFTC”) for information provided to the SEC or CFTC. 2. Consideration. If you timely execute, deliver and do not revoke this Release Agreement, (a) the Company shall comply with the applicable provisions of Section 7(f)(i) of your Employment Agreement in accordance with the provisions thereof, and (b) you will retain all rights in connection with the Retained Claims. 3. Legal Advice, Reliance. You represent and acknowledge that (a) you have been given adequate time (at least twenty-one (21) days) to consider this Release Agreement (which, by signing this Release Agreement prior to the expiration of such period, you have expressly agreed to waive) and have been advised to discuss all aspects of this Release Agreement with your private attorney; (b) you have carefully read and fully understand all the provisions of this Release Agreement; (c) you have voluntarily entered into this Release Agreement, without duress or coercion; and (d) you have not heretofore assigned or transferred or purported to assign or transfer, to any person or entity, any of the claims described in Section 1(a) hereof, any portion thereof or any interest therein. You understand that if you request additional time to review the terms of this Release Agreement, a reasonable extension of time will be granted. 4. Miscellaneous. (a) No Violation of Law. You agree and acknowledge that this Release Agreement is not and shall not be construed to be an admission by the Company of any violation of any United States federal, state or local statue, ordinance or regulation, or any applicable laws of any other country, or of any duty owed by the Company to you.

(b) Third Party Beneficiaries. All Releasees under this Release Agreement who are not signatories to this Release Agreement shall be deemed to be third party beneficiaries of this Release Agreement to the same extent as if they were signatories hereto. (c) Governing Law; Severability. This Release Agreement will be governed by the laws of the State of Pennsylvania, without regard to its conflict of laws rules. In the event that any one or more of the provisions of this Release Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. (d) Revocation. You may revoke this Release Agreement within seven (7) days after the date on which you sign this Release Agreement. You understand that this Release Agreement is not binding or enforceable until such seven (7) day period has expired. Any such revocation must be made in a signed letter executed by you and received by the Company at the following address no later than 5:00 p.m., New York time, on the seventh day after you have executed this Release Agreement: 3920 Park Avenue, Edison, NJ 08820, Attn: Chief People Officer. You understand that if you revoke this Release Agreement, you will not be entitled to any severance payments or benefits (to the extent not already paid or provided) under Section 7(f)(i) of your Employment Agreement. (e) Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. -- Signature page follows --

Very truly yours, Eos Energy Enterprises, Inc. By: Name: Title: ACCEPTED AND AGREED: [Name of The Employee] Dated: